SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A*
(*Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2004
Date of Report (Date of earliest event reported)

Commission File Number 000-18296

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1265486 (IRS Employer Identification No.)

6767 West Tropicana Avenue, Suite 203
Las Vegas, Nevada  89103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING (ZIP CODE)

(702) 248-1061
Registrant's telephone number, including area code

ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 3, 2004 Margolies, Fink and Wichrowski resigned as independent public accountants to the Company.  The resignation was due to the change in location of the Company’s corporate offices.  The report of Margolies, Fink and Wichrowski on the Company’s financial statements for the fiscal year ended September 30, 2003 and September 30, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principal.  In connection with the Company’s audits there have been no disagreements or reportable events (as defined in Regulation S-B Rule 304(a)(1)(v)) promulgated under the Securities Act of 1933 as amended between Margolies, Fink and Wichrowski and the Company regarding the subject matter of their reports.

The Company engaged Bagell, Josephs & Company LLC as its new independent public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
Dated: July 12, 2004	By:/s/Dan Lee Dan Lee, President